ANGI REPORTS Q1 2025
Presents 1st earnings as an independent company
Board of Directors approved a new 5 million share repurchase authorization

DENVER — May 6, 2025 — Angi Inc. (NASDAQ: ANGI) released its first quarter results today and separately posted a letter to shareholders from Jeff Kip, the Chief Executive Officer of Angi Inc., on the Investor Relations section of Angi Inc.’s website at ir.angi.com.

ANGI INC. SUMMARY RESULTS
($ in millions except per share amounts)
	Q1 2025	Q1 2024	Growth

Revenue	$245.9	$305.4	-19%
Operating income	20.0	2.7	636%
Net earnings (loss)	15.1	(1.6)	NM
Diluted earnings (loss) per share	$0.30	$(0.03)	NM
Adjusted EBITDA	27.7	36.0	-23%

See reconciliations of GAAP to non-GAAP measures beginning on page 11.
Q1 2025 PERFORMANCE AND UPDATES
•Revenue was $245.9 million, down 19% from the prior year driven by the Company's ongoing quality and efficiency improvements, including marketing optimization, sales force consolidation, and full implementation of homeowner choice in January 2025.
•The Company implemented homeowner choice for the Domestic segment on nearly all experiences such that those consumers are connected only with available Pros that they select, discontinuing the majority of experiences where homeowners are automatically matched with available Pros.
•The Company consolidated the sales forces supporting its Domestic segment into a single unified sales organization with one integrated set of product offerings featuring a combination of subscription and leads packages, while no longer offering sales of the legacy Ads product.
•Operating income was $20.0 million, up from $2.7 million in Q1 2024.
•Adjusted EBITDA was $27.7 million, down from $36.0 million in Q1 2024, driven by lower revenue, partially offset by:
◦Lower Pro acquisition expense based on reduction in sales headcount to optimize long term profitability;
◦Lower Consumer marketing expense driven primarily by lower Service Request acquisition; and
◦Lower Fixed expense driven primarily by lower real estate and software costs.
•Between February 12, 2025 and May 2, 2025, the Company repurchased 2.3 million common shares, as adjusted for the reverse stock split, for an aggregate of $32.0 million.
•On May 5, 2025, the Board of Directors approved a new share repurchase authorization of 5.0 million shares.

•On March 24, 2025, Angi Inc. effected a 1-for-10 reverse stock split.
•On March 31, 2025, the spin-off of IAC Inc.'s ownership in Angi Inc. was completed.
•As of March 31, 2025, the Company had $386.6 million of cash and cash equivalents and held $500.0 million of 3.875% Senior Notes due August 15, 2028, at its subsidiary Angi Group, LLC.
•The Company recorded an income tax provision of $4.7 million in Q1 2025 for an effective tax rate of 24% due primarily to unbenefited losses and foreign income taxed at different rates, partially offset by research credits and the impact of stock-based awards.
•Management determined that a realignment of the Company’s segments was necessary to better reflect the operations and strategic priorities of the organization, and the Company now has two reportable segments: Domestic and International.

OPERATING METRICS
Introduction of new metrics

In Q1 2025, the Company introduced new metrics to better reflect the core business activities, targeted customer behaviors, and unit economics. A summary of the changes are below and more detailed explanations are available in the "Angi Change to Key Metrics Q1 2025 Primer" document available at https://ir.angi.com/quarterly-earnings.

•Monetized Transactions are being renamed Leads.
•Professionals are being renamed Pros.
•Two categories of Service Requests and Leads will now be disclosed: Proprietary Channels and Network Channels. The objective is to provide more transparency regarding the implications of the implementation of homeowner choice in January 2025. The changes had a pronounced impact on channels in which homeowners are presented Angi Pros on a 3rd party website through a non-Angi user experience ("Network Channels") and that previously were predominantly an auto-matched experience between homeowners and Pros. Following the changes, the Company's focus has shifted more heavily to channels where homeowners go through an Angi proprietary experience ("Proprietary Channels").
•Acquired Pros will now be disclosed to show new Pros onboarded onto the Angi platform and eligible to receive Leads in the period.
•Average Monthly Active Pros will replace Transacting Pros.
◦Transacting Pros is the number of Pros across an entire quarter who have generated revenue which:
▪includes Pros that generated Membership or Advertising revenue but were not presented on a Service Request;
▪excludes Pros that were available for Leads and presented to consumers, but may not have been selected; and
▪shows the total Pros that generated revenue during the quarter.
◦Average Monthly Active Pros is the average number of Pros per month in the period that (i) received Leads, (ii) were presented on a Service Request where they agreed to receive a Lead if selected, (iii) requested to be connected to a consumer on a Service Request, or (iv) accepted an offer to complete a pre-priced Service Request which:
▪excludes Pros that delivered revenue but the Pros were not available for Leads;
▪includes Pros that were available for Leads and presented to consumers even if they didn't generate revenue in the period since these Pros still represent available Pro capacity in the network; and
▪averages Pros on a monthly basis, which we believe is a better reflection of customer behavior and business performance.

PRIOR VS. NEW PRO METRIC COMPARISON
(in thousands)
	Q1 2025	Q1 2024	Growth

Transacting Pros	156	192	-18%
Average Monthly Active Pros	134	157	-14%

ACQUIRED PROS
(in thousands)
	Q1 2025	Q1 2024	Growth

Acquired Pros	24	40	-41%

Cohorted Pro metrics

Pro metrics will also be disclosed on a cohorted basis to provide visibility into more detailed trends on the health, composition, and retention of the Pro network.

TRAILING TWELVE MONTH PRO METRICS
(in thousands)
	Q1 2025	Q1 2024	Year-over-Year		Q1 2024	Q1 2023	Year-over-Year

Average Monthly Active Pros by cohort - Pros acquired:								Retention Growth
Q2 2024 - Q1 2025	32			Q2 2023 - Q1 2024	44
Q2 2023 - Q1 2024	33	44	75%	Q2 2022 - Q1 2023	35	54	64%	16%
Base Pros Q1 2023 & prior	81	119	68%	Base Pros Q1 2022 & prior	85	134	63%	8%
Total	147	164			164	188
year-over-year growth	-11%				-13%
Acquired Pros	124	197	-37%		197	309	-36%
•Over the trailing twelve months, there were 124,000 Acquired Pros, down 37% year-over-year, and 32,000 of those were Average Monthly Active Pros over the trailing twelve months.
•Of the Pros acquired last year (between Q2 2023 and Q1 2024), 75% were Monthly Active Pros on average over the trailing twelve months, up from 64% in the prior year, driven by improved customer experience, sales tactics, and prospect quality.
•Of the Base Pros (acquired in Q1 2023 and prior), 68% were Monthly Active Pros on average over the trailing twelve months, up from 63% in the prior year, driven by improved customer experience.
•Over the trailing twelve months, there were 147,000 Average Monthly Active Pros in total, down 11% year-over-year, driven by lower Pro acquisition, partially offset by improved Pro retention.

Service Requests and Leads

SERVICE REQUESTS AND LEADS (formerly Monetized Transactions)
(in thousands)
	Q1 2025	Q1 2024	Growth

Service Requests
Proprietary Channels	2,773	3,248	-15%
Network Channels	588	878	-33%
Total	3,361	4,126	-19%

Leads
Proprietary Channels	3,590	3,644	-1%
Network Channels	812	1,867	-57%
Total	4,402	5,511	-20%

•Service Requests were down 19% year-over-year in total and down 15% year-over-year in Proprietary Channels.
•Leads were down 20% year-over-year in total and down 1% year-over-year in Proprietary Channels.

CONFERENCE CALL

Angi Inc. will host a conference call to answer questions regarding their first quarter results on Wednesday, May 7, 2025, at 8:30 a.m. Eastern Time. This conference call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Angi Inc.’s businesses. The conference call will be accessible to the public at ir.angi.com and a recording of the webcast will be made available at the same location.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg. Exercise	As of
	Shares	Price	5/2/25	Dilution At:

Share Price			$11.79	$12.00	$13.00	$14.00	$15.00

Absolute Shares as of 5/2/25	48.0		48.0	48.0	48.0	48.0	48.0

SARs and Options	0.0	$103.83	—	—	—	—	—
RSUs and MSUs	2.3		0.6	0.6	0.6	0.6	0.6
Total Dilution			0.6	0.6	0.6	0.6	0.6
% Dilution			1.2%	1.2%	1.2%	1.2%	1.2%
Total Diluted Shares Outstanding			48.6	48.6	48.6	48.6	48.6

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on May 2, 2025, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $11.3 million, assuming a stock price of $11.79 and a 50% withholding rate.

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Revenue	$245,913	$305,390
Cost of revenue (exclusive of depreciation shown separately below)	13,015	12,497
Gross profit	232,898	292,893
Operating costs and expenses:
Selling and marketing expense	118,541	157,051
General and administrative expense	57,319	85,521
Product development expense	27,087	23,756
Depreciation	9,948	23,849
Total operating costs and expenses	212,895	290,177
Operating income	20,003	2,716
Interest expense	(5,044)	(5,038)
Other income, net	4,828	4,484
Earnings before income taxes	19,787	2,162
Income tax provision	(4,681)	(3,479)
Net earnings (loss)	15,106	(1,317)
Net earnings attributable to noncontrolling interests	—	(314)
Net earnings (loss) attributable to Angi Inc. shareholders	$15,106	$(1,631)

Per share information attributable to Angi Inc. shareholders:
Basic earnings (loss) per share	$0.30	$(0.03)
Diluted earnings (loss) per share	$0.30	$(0.03)

Stock-based compensation expense by function:
Selling and marketing expense	$636	$1,232
General and administrative expense	(6,847)	7,193
Product development expense	3,924	972
Total stock-based compensation expense	$(2,287)	$9,397

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31, 2025	December 31, 2024
	(In thousands)
ASSETS
Cash and cash equivalents	$386,564	$416,434
Accounts receivable, net	40,475	36,670
Other current assets	38,171	41,981
Total current assets	465,210	495,085

Capitalized software, leasehold improvements and equipment, net	83,885	79,564
Goodwill	885,580	883,440
Intangible assets, net	168,079	167,662
Deferred income taxes	169,605	169,073
Other non-current assets, net	33,175	35,911
TOTAL ASSETS	$1,805,534	$1,830,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable	$28,684	$18,319
Deferred revenue	35,341	42,008
Accrued expenses and other current liabilities	152,026	171,351
Total current liabilities	216,051	231,678

Long-term debt, net	497,041	496,840
Deferred income taxes	1,533	1,500
Other long-term liabilities	41,869	37,916

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Class A common stock	537	113
Class B convertible common stock	—	422
Class C common stock	—	—
Additional paid-in capital	1,444,580	1,465,640
Accumulated deficit	(179,909)	(195,015)
Accumulated other comprehensive income (loss)	384	(2,495)
Treasury stock	(216,552)	(205,864)
Total shareholders’ equity	1,049,040	1,062,801
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,805,534	$1,830,735

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net earnings (loss)	$15,106	$(1,317)
Adjustments to reconcile net earnings (loss) to net cash (used in) provided by operating activities:
Provision for credit losses	11,314	15,910
Depreciation	9,948	23,849
Deferred income taxes	2,717	1,253
Non-cash lease expense (including impairment of right-of-use assets)	1,786	4,752
Stock-based compensation expense	(2,287)	9,397
Other adjustments, net	(451)	384
Changes in assets and liabilities:
Accounts receivable	(14,773)	(25,761)
Other assets	2,469	13,320
Accounts payable and other liabilities	(20,390)	(17,417)
Operating lease liabilities	(3,270)	(4,487)
Income taxes payable and receivable	1,417	2,148
Deferred revenue	(6,699)	265
Net cash (used in) provided by operating activities	(3,113)	22,296

Cash flows from investing activities:
Capital expenditures	(12,574)	(12,798)
Proceeds from sales of fixed assets	75	6
Net cash used in investing activities	(12,499)	(12,792)

Cash flows from financing activities:
Purchases of treasury stock	(9,801)	(6,860)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(4,542)	(3,214)
Net cash used in financing activities	(14,343)	(10,074)

Total cash used	(29,955)	(570)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(26)	(141)
Net decrease in cash and cash equivalents and restricted cash	(29,981)	(711)
Cash and cash equivalents and restricted cash at beginning of period	416,545	364,301
Cash and cash equivalents and restricted cash at end of period	$386,564	$363,590

Free Cash Flow Reconciliation

	Three Months Ended March 31,
($ in millions; rounding differences may occur)	2025	2024
Net cash (used in) provided by operating activities	$(3.1)	$22.3
Capital expenditures	(12.6)	(12.8)
Free Cash Flow	$(15.7)	$9.5

Significant Expenses
The following table presents the significant expenses included in the Company’s segment reporting performance measure, Segment Adjusted EBITDA, that are regularly provided to the CODM:

	Three Months Ended March 31,
	2025		2024	2025	2024
	(In thousands)			As a percentage of revenue
Domestic
Cost of revenue	$11,998		$11,594	6%	4%
Consumer marketing expense	65,276		79,520	31%	29%
Variable expense	26,545		33,061	12%	12%
Pro acquisition expense	39,044		65,928	18%	24%
Fixed expense	48,122		50,623	23%	19%
Total Domestic expenses	$190,985		$240,726	90%	89%
International
Cost of revenue	$1,017		$903	3%	3%
Consumer marketing expense	4,961		4,422	15%	13%
Variable expense	5,345		4,581	16%	13%
Pro acquisition expense	4,290		6,399	13%	18%
Fixed expense	11,651		12,397	35%	35%
Total International expenses	$27,264	$1000	$28,702	82%	81%
Consolidated
Cost of revenue	$13,015		$12,497	5%	4%
Consumer marketing expense	70,237		83,942	29%	27%
Variable expense	31,890		37,642	13%	12%
Pro acquisition expense	43,334		72,327	18%	24%
Fixed expense	59,773		63,020	24%	21%
Total expenses	$218,249		$269,428	89%	88%

Q1 2025 Pro acquisition expense excludes $3.4 million of commissions capitalized in Q1 2025 and includes $9.1 million of capitalized commissions amortized from prior periods. Q1 2024 Pro acquisition expense excludes $11.7 million of commissions capitalized in Q1 2024 and includes $13.7 million of capitalized commissions amortized from prior periods.

Revenue by Segment

	Three Months Ended March 31,
	2025	2024	Growth
($ in millions; rounding differences may occur)
Domestic	$212.6	$270.0	-21%
International	33.4	35.4	-6%
Total Revenue	$245.9	$305.4	-19%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
($ in millions; rounding differences may occur)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended March 31, 2025
	Operating Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$14.0	$(2.3)	$9.9	$21.6
International	6.0	—	—	6.1
Total	$20.0	$(2.3)	$9.9	$27.7
Interest expense	(5.0)
Other income, net	4.8
Earnings before income taxes	19.8
Income tax provision	(4.7)
Net earnings attributable to Angi Inc. shareholders	$15.1

	Three Months Ended March 31, 2024
	Operating (Loss) Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$(2.8)	$9.0	$23.1	$29.3
International	5.5	0.4	0.8	6.7
Total	$2.7	$9.4	$23.9	$36.0
Interest expense	(5.0)
Other income, net	4.5
Earnings before income taxes	2.2
Income tax provision	(3.5)
Net loss	(1.3)
Net earnings attributable to noncontrolling interests	(0.3)
Net loss attributable to Angi Inc. shareholders	$(1.6)

RECONCILIATION OF TOTAL OPERATING COSTS AND EXPENSES TO SIGNIFICANT EXPENSES

	For the three months ended March 31, 2025
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$186.6	$2.3	$(9.9)	$179.0
International	26.3	–	–	26.2
Total	$212.9	$2.3	$(9.9)	$205.2

	For the three months ended March 31, 2024
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$261.2	$(9.0)	$(23.1)	$229.1
International	28.9	(0.4)	(0.8)	27.8
Total	$290.2	$(9.4)	$(23.8)	$256.9

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Adjusted EBITDA and Free Cash Flow, which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is considered our primary segment measure of profitability and is one of the metrics, along with Free Cash Flow, by which we evaluate the performance of our businesses and our internal budgets are based and may also impact management compensation. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities attributable to continuing operations, less capital expenditures. We believe Free Cash Flow is useful to analysts and investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Definitions of Significant Expenses

Consumer Marketing Expense includes (i) advertising expenditures to promote the brand to consumers with (a) online marketing, including fees paid to search engines and other online marketing platforms, partners who direct traffic to our brands, and app platforms, and (b) offline marketing, which is primarily television, streaming and radio advertising, (ii) compensation expense, excluding stock-based compensation, and other employee-related costs for consumer marketing personnel and (iii) outsourced personnel costs.

Pro Acquisition Expense includes (i) advertising expenditures to promote the brand to Pros with (a) online marketing, including fees paid to search engines and other online marketing platforms, partners who direct traffic to the brands within the Angi Inc. segments, and app platforms, and (b) offline marketing, which is primarily television, streaming and radio advertising and (ii) compensation expense, excluding stock-based compensation, and other employee-related costs for pro acquisition sales and marketing personnel.

Fixed Expense includes (i) compensation expense, excluding stock-based compensation, and other employee-related costs for personnel engaged in (a) the design, development, testing, and enhancement of product offerings and related technology and (b) executive management, finance, legal, tax, marketing and human resources functions, (ii) software license and maintenance costs, (iii) rent expense and facilities costs (including impairments of ROU assets), (iv) fees for professional services and (iv) outsourced personnel costs for personnel engaged in product development.

Variable Expense includes (i) compensation expense, excluding stock-based compensation, and other employee-related costs for personnel engaged in customer service functions, (ii) provision for credit losses, (iii) outsourced personnel costs for personnel engaged in assisting in customer service functions and (iv) service guarantee expense.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights ("SARs"), restricted stock units ("RSUs"), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash, and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 6 for a summary of our dilutive securities as of May 2, 2025, and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as professional relationships, technology and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

In Q1 2025, the Company introduced the following:

•new metrics: Proprietary Channels, Network Channels, Acquired Pros, and Average Monthly Active Pros
•revised language used to describe Service Requests and Leads (formerly known as Monetized Transactions). Neither the data nor definitions of these metrics changed; only the terminology was updated in an effort to make the concepts more intuitive.

More detailed explanations of Proprietary Channels, Network Channels, Acquired Pros, and Average Monthly Active Pros as well as Pro cohorts are available in the "Angi Change to Key Metrics Q1 2025 Primer" document available at https://ir.angi.com/quarterly-earnings.

Domestic Revenue – primarily comprised of domestic revenue from lead revenue for consumer matches, revenue from Pros under contract for advertising, membership subscription revenue from Pros and consumers and revenue from pre-priced offerings by which the consumer requests services through a Company platform and the Company connects them with a Pro to perform the service.

International Revenue – primarily comprised of revenue generated within the International segment (consisting of businesses in Europe and Canada), including lead revenue for consumer matches and membership subscription revenue from Pros.

Service Requests – requests for connections with Pros in the period, which include pre-priced offerings and indications of interest expressed on a Pro profile.

Leads (formerly known as "Monetized Transactions") – connections between consumers and Pros resulting from a Service Request in the period, including the completion of a job related to a pre-priced offering; a single Service Request can result in multiple Leads.

Proprietary Channels – a source of Service Requests in which consumers go through an Angi proprietary user experience and retail partner experiences.

Network Channels – a source of Service Requests in which consumers are presented with Angi Pros through a 3rd party website experience.

Acquired Pros – new Pros onboarded onto the Angi platform and eligible to receive Leads in the period.

Average Monthly Active Pros – the average number of Pros per month that (i) received Leads, (ii) were presented on a Service Request where they agreed to receive a Lead if selected, (iii) requested to be connected to a consumer on a Service Request, or (iv) accepted an offer to complete a pre-priced Service Request.

Transacting Pros (formerly known as Transacting Professionals) – the number of (i) Ads and Leads professionals that paid for consumer matches or advertising and (ii) Services professionals that performed a Services job, during the most recent quarter.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Wednesday, May 7, 2025, may contain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the future financial performance of the Company and its businesses, business prospects and strategy, the implementation of homeowner choice, the anticipated benefits of being an independent public company, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the continued migration of the home services market online, (ii) our ability to market our various products and services in a successful and cost-effective manner, (iii) the continued prominence of the display of links to websites offering our products and services in search results, (iv) our ability to expand our pre-priced offerings, while balancing the overall mix of service requests and directory services on Angi Inc. platforms, (v) our ability to establish and maintain relationships with quality and trustworthy Pros, (vi) our continued ability to develop and monetize versions of our products and services for mobile and other digital devices, (vii) our ability to access, share, use and protect the personal data of consumers, (viii) our continued ability to communicate with consumers and Pros via e-mail (or other sufficient means), (ix) our ability to continue to generate leads for Pros given changing requirements applicable to certain communications with consumers, (x) any challenge to the contractor classification or employment status of our Pros, (xi) our ability to compete, (xii) unstable market and economic conditions (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our businesses operate, as well as geopolitical conflicts, (xiii) our ability to maintain and/or enhance our various brands, (xiv) our ability to protect our systems, technology and infrastructure from cyberattacks (including cyberattacks experienced by third parties who whom we do business), (xv) the occurrence of data security breaches and/or fraud, (xvi) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvii) the integrity, quality, efficiency and scalability of our systems, technology and infrastructures (and those of third parties with whom we do business), (xviii) changes in key personnel, (xix) various risks related to our relationship with IAC following the spin-off, (xx) our ability to generate sufficient cash to service our indebtedness and (xxi) certain risks related to ownership of our Class A common stock. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission (the "SEC"), including the most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, and subsequent reports that Angi Inc. files with the SEC. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

About Angi Inc.

Angi Inc. (NASDAQ: ANGI) helps homeowners get home projects done well and helps home pro grow their business. We started in 1995 with a simple goal to help people find skilled home pros in their area. Now more than 30 years later, we've evolved to help people with everything from finding, booking and hiring a skilled pro, to researching costs, finding inspiration and discovering project possibilities. With an extensive nationwide network of skilled home pros, Angi has helped more than 150 million people maintain, repair, renovate and improve their homes and has helped hundreds of thousands of small local businesses grow.

Contact Us

Angi Inc. Investor Relations
(720) 282-1958
ir@angi.com

Angi Inc. Corporate Communications
Emily Do
(303) 963-8352

Angi Inc.
3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com